Wells Fargo Home Mortgage
One Home Campus
[Wells Fargo Home Mortgage Logo]
Des Moines, IA 50328-0001
Wells Fargo Bank, N.A.
Servicer Compliance Statement
1. I, John B. Brown, Senior Vice President of Wells Fargo Bank, N.A. ("Wells Fargo") hereby state that a review of the activities of Wells Fargo during the calendar year 2007 and of Wells
Fargo's performance under the servicing agreement(s) listed on the attached Exhibit A (the
"Servicing Agreement(s)") has been made under my supervision.
2. To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout 2007.
/s/ John B. Brown
John B. Brown
S e n i o r V i c e P r e s i d e n t
Wells Fargo Bank, N.A.
February 29, 2008
Wells Fargo Home Mortgage
is a division of Wells Fargo Bank, N.A.
Exhibit A
Transaction Name
Date of
Aurora Loan Services
As:
Mortgage Loan
Seller
and Number
Transaction
1 Lehman LMT 2007-10 11/30/2007 ALS as Master Servicer
2 Lehman LMT 2007-7 7/30/2007 ALS as Master Servicer
3 Lehman SASCO 2007-BC2 2/28/2007 ALS as Master Servicer
4 Lehman SASCO 2007-BC4 1/11/2008 ALS as Master Servicer
5 Lehman SASCO 2007-BNC1 10/31/2007 ALS as Master Servicer
6 Lehman BNC 2007-1 2/28/2007 ALS as Master Servicer
7 Lehman LXS 2007-1 1/31/2007 ALS as Master Servicer
8 Lehman LXS 2007-11 6/29/2007 ALS as Master Servicer
9 Lehman LXS 2007-3 2/28/2007 ALS as Master Servicer
10 Lehman LXS 2007-6 5/11/2007 ALS as Master Servicer
11 Lehman LXS 2007-9 5/31/2007 ALS as Master Servicer
12 Lehman SARM 2007-09 9/28/2007 ALS as Master Servicer
13 Lehman SASCO 2007-BC3 5/31/2007 ALS as Master Servicer
14 Lehman SASCO 2007-EQ1 4/30/2007 ALS as Master Servicer
15 Lehman SASCO 2007-GEL1 2/9/2007 ALS as Master Servicer
16 Lehman SASCO 2007-GEL2 5/7/2007 ALS as Master Servicer
17 Lehman SASCO 2007-RF1 3/30/2007 ALS as Master Servicer
18 Lehman SASCO 2007-RF2 11/30/2007 ALS as Master Servicer
19 Lehman SASCO 2007-TC1 6/29/2007 ALS as Master Servicer
20 Lehman SASCO 2007-WF1 3/30/2007 ALS as Master Servicer
21 Lehman SASCO 2007-WF2 8/30/2007 ALS as Master Servicer
22 Lehman BNC 2007-1 2/28/2007 SASCO as Depositor
23 Lehman LMT 2007-10 11/30/2007 SASCO as Depositor
24 Lehman LMT 2007-7 7/30/2007 SASCO as Depositor
25 Lehman LXS 2007-1 1/31/2007 SASCO as Depositor
26 Lehman LXS 2007-11 6/29/2007 SASCO as Depositor
27 Lehman LXS 2007-3 2/28/2007 SASCO as Depositor
28 Lehman LXS 2007-6 5/11/2007 SASCO as Depositor
29 Lehman LXS 2007-9 5/31/2007 SASCO as Depositor
30 Lehman SARM 2007-09 9/28/2007 SASCO as Depositor
31 Lehman SASCO 2007-BC2 2/28/2007 SASCO as Depositor
32 Lehman SASCO 2007-BC3 5/31/2007 SASCO as Depositor
33 Lehman SASCO 2007-BC4 1/11/2008 SASCO as Depositor
34 Lehman SASCO 2007-BNC1 10/31/2007 SASCO as Depositor
35 Lehman SASCO 2007-EQ1 4/30/2007 SASCO as Depositor
36 Lehman SASCO 2007-GEL1 2/9/2007 SASCO as Depositor
37 Lehman SASCO 2007-GEL2 5/7/2007 SASCO as Depositor
38 Lehman SASCO 2007-RF1 3/30/2007 SASCO as Depositor
39 Lehman SASCO 2007-RF2 11/30/2007 SASCO as Depositor
40 Lehman SASCO 2007-TC1 6/29/2007 SASCO as Depositor
41 Lehman SASCO 2007-WF1 3/30/2007 SASCO as Depositor
42 Lehman SASCO 2007-WF2 8/30/2007 SASCO as Depositor